UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2007 (August 27, 2007)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Second Amended and Restated Agreement and Plan of Merger
Form of Parent Warrant and Redemption Warrant
Form of Registration Rights Agreement
Settlement Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     On August 27, 2007, JK Acquisition Corp. (“JKA”) settled its lawsuit against Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), and Multi-Shot’s related parties and entered into a Settlement Agreement (the “Settlement Agreement”) and a Second Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement is among JKA, Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JKA (“MSI”), Multi-Shot, and each of Catalyst/Hall Growth Capital Management Co., LLC (“Catalyst/Hall”), and SG-Directional, LLC (“SG-Directional”), as Members’ Representative (Catalyst/Hall and SG-Directional together as the “Members’ Representative”), and the members of Multi-Shot (the “Members”).
Settlement Agreement
     Pursuant to the Settlement Agreement, JKA, Multi-Shot and the other parties thereto have agreed to abate the current lawsuit among the parties pending in the 234th Judicial District Court of Harris County, Texas (the “Court”) in exchange for, among other consideration, entering into the Amended Merger Agreement. The parties to the Settlement Agreement have also agreed to waive any prior claims the parties have, or may have had, on the date of the Settlement Agreement against any of the other parties to the Settlement Agreement.
     The parties to the Settlement Agreement have agreed that the Court will retain continuing jurisdiction over any dispute filed regarding the Settlement Agreement, and that any such dispute will be submitted to the Court for resolution. In addition, the parties have agreed that any dispute regarding the Amended Merger Agreement will be tried in the district courts in Harris County, Texas. None of the parties to the Settlement Agreement have admitted any liability or violation.
     A copy of the Settlement Agreement is attached as Exhibit 10.4 to this Current Report.
Agreement and Plan of Merger
     The Amended Merger Agreement fully amends and restates the First Amended and Restated Agreement and Plan of Merger, dated February 14, 2007, by and among JKA, MSI, Multi-Shot, Catalyst/Hall and the Members. Pursuant to the Amended Merger Agreement, Multi-Shot will merge with and into MSI (the “Merger”). Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc.
     The Merger is expected to be consummated by January 31, 2008, after the required approval by JKA’s stockholders and the fulfillment of certain other conditions, as discussed in greater detail herein and in the Amended Merger Agreement.
     The Amended Merger Agreement will terminate automatically if either (1) JKA fails to file its definitive proxy materials with the SEC and mail such materials to its stockholders prior to December 31, 2007, or (2) the merger is not completed on or before January 31, 2008.
     The following description summarizes the material provisions of the Amended Merger Agreement. Stockholders should read carefully the Amended Merger Agreement, which is attached as Exhibit 10.1 to this Current Report. The Amended Merger Agreement contains representations and warranties which JKA and MSI, on the one hand, and Multi-Shot and the Members, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Amended Merger Agreement are qualified by information in disclosure schedules to the Amended Merger Agreement, which we consider nonpublic information. Although JKA does not believe the disclosure schedules contain information the securities laws require JKA to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended Merger Agreement.
Merger Consideration
     At closing, the initial merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $197,500,000, based upon the Gross Enterprise Value of Multi-Shot, as such term is defined in the Amended Merger Agreement. Assuming Third-Party Indebtedness of Multi-Shot, as such term is defined in the Amended Merger Agreement, of $60,000,000 on the closing date, the consideration for the Merger would consist of the following:
•	$20,000,000 in cash;

•	21,759,259 shares of JKA common stock (the “Parent Shares”);

•	28,516,668 warrants for JKA common stock (the “Parent Warrants”);

•	the assumption of approximately $60,000,000 in Third-Party Indebtedness, $15,000,000 of which must be repaid at the closing of the Merger; and

•	the cancellation of 2,458,334 shares of JKA common stock owned by the current officers and directors of JKA.
     Furthermore, the Members will also be eligible to receive Redemption Liability Shares (as defined in the Amended Merger Agreement) and Redemption Warrants (as defined in the Amended Merger Agreement) if the cash consideration paid by JKA to its stockholders with respect to such stockholders exercising their conversion rights exceeds $3,000,000.
     A portion of the cash currently being held in the trust fund established in connection with JKA’s initial public offering will be used to (1) pay the transaction related expenses of JKA, MSI, Multi-Shot and the Members, (2) pay the $20,000,000 cash portion of the purchase price, and (3) repay $15,000,000 of the Third-Party Indebtedness that, by its terms, is required to be repaid to SG-Directional (one of the Members of Multi-Shot) at the closing of the Merger. In addition, additional cash from the trust fund may be used to repay all, or a portion of the contemplated $45,000,000 of other assumed indebtedness.
     If the holders of any warrants to purchase JKA common stock other than Parent Warrants (“Index Warrants”) exercise Index Warrants during any of the periods ending on June 30, 2008, June 30, 2009 and April 30, 2010 (the “Determination Periods”), at the option of the holder of each Parent Warrant, each of the Parent Warrants may be exchanged for either their pro rata share of a Contingent Award or a Cash Exercise Warrant as such terms are defined in the Amended Merger Agreement. A Contingent Award is a number of shares of JKA common stock as calculated by a cashless exercise formula contained in Section 2.06(d) of the Amended Merger Agreement that are issued for no additional consideration upon the tender of a number of Parent Warrants equal to the aggregate amount of Index Warrants exercised during the applicable Determination Period. The cashless exercise formula considers the aggregate number of Index Warrants exercised during the Determination Period, the trading price of JKA common stock at the time of each exercise and the weighted average exercise price of the Index Warrants exercised. The formula is described in detail in Section 2.06(d) of the Amended Merger Agreement, and an example of the calculation is attached to the Amended Merger Agreement filed herewith as

Schedule 2.06(d). For any holder of a Parent Warrant electing to receive a Cash Exercise Warrant, such warrant represents the right to purchase a number of shares of JKA common stock equal to the holder’s pro rata share of the aggregate number of Index Warrants exercised during the Determination Period. The exercise price for any Cash Exercise Warrant will be equal, on a warrant for warrant basis, to the exercise price of the Index Warrants exercised during such period, which range from $5.00 to $6.25 per share.
     The form of Parent Warrant and Redemption Warrant to be issued to the Members is attached as Exhibit 10.2 to this Current Report. The Cash Exercise Warrant will have substantially similar terms to the Parent Warrant, but will be exercisable at a set exercise price (or prices) as described above.
     All Parent Shares, Redemption Liability Shares and JKA common stock issued pursuant to the exercise of any Parent Warrant, Cash Exercise Warrant or Redemption Warrant will be subject to a registration rights agreement which is attached as Exhibit 10.3 to this Current Report.
Escrow Amounts
     At the closing of the Merger, all of the Parent Shares, Parent Warrants, Redemption Liability Shares and Redemption Warrants issued to the Members other than SG-Directional will be transferred to an escrow agent to secure (1) any post-closing adjustment in the purchase price in JKA’s favor and (2) the indemnification obligations of the Members other than SG-Directional, subject to the terms and conditions set forth in the Amended Merger Agreement and escrow agreement.
Closing of the Merger
     The closing of the Merger will take place following the satisfaction of certain customary closing conditions in Amended Merger Agreement, but in no event later than January 31, 2007.
Representations and Warranties
     The Amended Merger Agreement contains customary representations and warranties of each of JKA, MSI, Multi-Shot and the Members, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Amended Merger Agreement, (d) permits, (e) taxes, (f) absence of undisclosed liabilities, (g) real properties, (h) material contracts, (i) title and condition of assets, (j) absence of certain changes, (k) employee and employee benefit matters, (l) compliance with applicable laws, (m) absence of litigation, (n) environmental matters, (o) warranties and (p) insurance.
     Some of the representations and warranties of JKA, MSI, Multi-Shot and the Members are qualified by knowledge of the party, materiality or to the extent a breach does not result in a material adverse effect.
Interim Operations Relating to JKA and Multi-Shot
     Each of JKA and Multi-Shot has agreed to continue to operate its business in the ordinary course prior to the closing of the Merger, to use reasonable efforts to preserve current relationships with customers, employees and suppliers, and additional material covenants including that (1) each party shall obtain all necessary approvals, including stockholder and governmental approvals; (2) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information; and (3) until termination of the Amended Merger Agreement (except as discussed below), each party shall not solicit or accept an offer to enter into a Competing Transaction (as defined in the Amended Merger Agreement).

No Solicitation
     Multi-Shot has suspended or terminated, and has the legal obligation to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of Multi-Shot with parties other than JKA. Furthermore, Multi-Shot has agreed, from the date of the Amended Merger Agreement and until the termination of the Amended Merger Agreement, not to, directly or indirectly through any officer, member, manager, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than JKA, or agree to, approve or recommend, any proposal for a Competing Transaction.
     JKA is permitted to receive general inquiries from third parties concerning potential transactions that would be in substitution of or in addition to, the Merger as contemplated by the Amended Merger Agreement, and to conduct preliminary dialogue related thereto. However, JKA may not negotiate, present, or propose related to any presentations or proposals, conditional terms with any third party with respect to any such transaction until the earlier of: (1) the closing of the Merger, or (2) the termination of the Amended Merger Agreement pursuant to the terms provided therein.
Indemnification
     The Members, jointly and severally, have agreed to hold JKA and its representatives, successors and permitted assigns harmless from any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by the Members or Multi-Shot of any representations, warranties, covenants or obligations under the Amended Merger Agreement. JKA has agreed to hold harmless the Members and Multi-Shot for any breach of JKA’s representations, warranties or covenants under the Amended Merger Agreement. Subject to certain exceptions, claims made against the Members may be asserted only to the extent the aggregate amount of all such claims exceeds $500,000. Additionally, subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of the Members will not exceed $10,000,000. Most of the representations and warranties of the parties under the Amended Merger Agreement will survive the closing until December 31, 2008; however, certain representations and warranties will survive for longer periods.
     Indemnification claims may be made against JKA only to the extent the aggregate amount of such claims exceeds $500,000. Subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of JKA will not exceed approximately $14,616,631 (assuming the Gross Enterprise Value and Third-Party Indebtedness estimated above).
Conditions to the Completion of the Merger
     The obligations of JKA and Multi-Shot are subject to certain customary closing conditions, including the following:
•	no order or injunction enjoining the Merger;

•	no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the Merger or otherwise make the Merger illegal;

•	listing of the Parent Shares and Redemption Liability Shares with the American Stock Exchange;

•	receipt of certain consents;

•	entering into the registration rights agreement, escrow agreement and certain other agreements;

•	termination of certain Multi-Shot existing plans and agreements;

•	the majority of voting JKA stockholders shall have approved the transactions contemplated by the Amended Merger Agreement and public JKA stockholders owning not more than twenty percent (20%) of JKA’s shares of common stock issued in JKA’s initial public offering and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund rather than approve the Merger;

•	certain of the officers of Multi-Shot shall have entered into employment agreements;

•	the Members shall have approved the transactions contemplated by the Amended Merger Agreement;

•	all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, if any, shall have expired, and

•	the absence of any action, suit or proceeding challenging or preventing the Merger.
Termination
     The Amended Merger Agreement terminate automatically, without action by any party, if either (1) JKA fails to file its definitive proxy materials with the SEC and mail such materials to its stockholders prior to December 31, 2007, or (2) the merger is not completed by January 31, 2008. The Amended Merger Agreement may be terminated prior to the closing of the Merger upon certain events, including the following:
•	at any time, by mutual written agreement as duly authorized by the Board of Directors of JKA and the Board of Managers of Multi-Shot;

•	by JKA or Multi-Shot, upon the issuance of any order which is final and nonappealable that would prevent or prohibit the consummation of the Merger;

•	by JKA, if there is a material breach of any representation, warranty or obligation by Multi-Shot under the Amended Merger Agreement that renders the satisfaction of any condition to JKA’s obligations impossible and such breach is not waived by JKA;

•	by Multi-Shot, if there is a material breach by JKA of any representation, warranty or obligation under the Amended Merger Agreement, that renders the satisfaction of any condition to Multi-Shot’s obligations impossible and such breach is not waived by Multi-Shot;

•	by Multi-Shot, if the aggregate liabilities and indebtedness of Parent and Merger Sub exceed $4,202,500;

•	by JKA, if Multi-Shot’s adjusted or updated 2007 Annualized Adjusted EBITDA (as defined in the Amended Merger Agreement) is less than $29,000,000; or
In some cases, in the event that JKA elects to terminate the Amended Merger Agreement, JKA will be liable for certain fees and expenses incurred by Multi-Shot and the Members during the Merger negotiations.

Effect of Termination
     Except as described above, in the event the Amended Merger Agreement is terminated, it shall become void, there shall be no liability under the agreement on the part of JKA, MSI or Multi-Shot or any of their respective officers, managers or directors, and all rights and obligations of each party hereto shall cease. Furthermore, if the Amended Merger Agreement is terminated:
•	JKA and MSI are obligated to return all document and work papers obtained from Multi-Shot or the Members;
•	all filings with any government agencies shall be withdrawn, to the extent practicable;

•	certain confidentiality obligations will survive closings; and

•	no party shall be relieved of any liability for willful breach of the Amended Merger Agreement.
Multi-Shot
     Based in Conroe, Texas, Multi-Shot provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, Multi-Shot has developed into a leading independent service provider that employs a highly skilled and experienced labor force. Multi-Shot owns and operates equipment of the highest standards aand maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
Item 3.02 Unregistered Sales of Equity Securities
     As described in Item 1.01, the Amended Merger Agreement will, subject to certain conditions, result in the issuance of common stock and warrants without registration under the Securities Act of 1933, as amended. Such sales are expected to qualify for an exemption pursuant to Rule 506 as promulgated under Section 4(2) of the Securities Act of 1933, as amended. The consideration for the sale of the securities is the acquisition by JKA of Multi-Shot, the nature and amount of which is described above in Item 1.01. The terms for the conversion of the Parent Warrants, the Redemption Warrants and any Cash Exercise Warrants are described in Item 1.01 above as well.
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JKA, MSI and Multi-Shot and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JKA’s or Multi-Shot’s financial position, business strategy, plans and JKA’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JKA’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JKA stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JKA stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper managemnet of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JKA’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JKA nor Multi-Shot assumes any obligation to update the information contained in this Current Report. All subsequent written and oral forward-looking statements attributable to JKA, Multi-Shot, or persons acting on JKA’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.
Additional Information and Where to Find It
In connection with the proposed Merger and required stockholder approval, JKA will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of JKA. JKA’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the Merger. JKA stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov).
JKA and its officers and directors may be deemed to have participated in the solicitation of proxies from JKA’s stockholders in favor of the approval of the Merger. Information concerning JKA’s directors and executive officers is set forth in the publicly filed documents of JKA. Stockholders may obtain more detailed information regarding the direct and indirect interests of JKA and its directors and executive officers in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007, among JK Acquisition Corp., Multi-Shot, Inc., Multi-Shot, LLC, and each of Catalyst/Hall Growth Capital Management Co., LLC, and SG-Directional, LLC, as Members’ Representative and the Members of Multi-Shot, LLC
10.2	Form of Parent Warrant and Redemption Warrant
10.3	Form of Registration Rights Agreement among JK Acquisition Corp., Members’ Representative and certain stockholders
10.4	Settlement Agreement by and among JK Acquisition Corp., Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC, SG-Directional, LLC, the other Members of Multi-Shot, LLC and certain other parties
99.1	Press Release dated August 27, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: August 30, 2007	By:	/s/ James P. Wilson
	Name:	James P. Wilson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007, among JK Acquisition Corp., Multi-Shot, Inc., Multi-Shot, LLC, and each of Catalyst/Hall Growth Capital Management Co., LLC, and SG-Directional, LLC, as Members’ Representative and the Members of Multi-Shot, LLC
10.2	Form of Parent Warrant and Redemption Warrant
10.3	Form of Registration Rights Agreement among JK Acquisition Corp., Members’ Representative and certain stockholders
10.4	Settlement Agreement by and among JK Acquisition Corp., Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC, SG-Directional, LLC, the other Members of Multi-Shot, LLC and certain other parties
99.1	Press Release dated August 27, 2007